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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K


                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 4, 2001






                          NEWFIELD EXPLORATION COMPANY
             (Exact name of registrant as specified in its charter)


            Delaware                     1-12534             72-1133047
   (State or other jurisdiction      (Commission file     (I.R.S. employer
 of incorporation or organization)       number)       identification number)


  363 N. Sam Houston Parkway E.
           Suite 2020
         Houston, Texas                                         77060
(Address of principal executive offices)                      (Zip code)


      Registrant's telephone number, including area code: (281) 847-6000

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Item 5.  Other Events

      See the following press release by Newfield Exploration Company announcing stock repurchase program.


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Newfield Board Approves Stock Repurchase Program

    HOUSTON, May 4, 2001 -- Newfield Exploration Company (NYSE: NFX) today announced that its Board of Directors authorized the expenditure of up to $50 million to repurchase shares of the Company's common stock. On a diluted basis, the Company has approximately 45 million shares of common stock outstanding. The Company anticipates that it will fund the repurchases through cash flow from operations and borrowings under its revolving credit facility. The repurchases may be effected from time to time in accordance with applicable securities laws, through solicited or unsolicited transactions in the market or in privately negotiated transactions. No limit was placed on the duration of the repurchase program. Subject to applicable securities laws, such purchases will be at times and in amounts as the Company deems appropriate.

    Newfield Exploration is an independent crude oil and natural gas exploration and production company. The Company has a solid asset base of producing properties and exploration and development drilling opportunities and operations primarily in the Gulf of Mexico, the Anadarko Basin of Oklahoma, along the U.S. Gulf Coast and offshore Australia. Newfield balances its drilling program with acquisitions in select areas in the U.S. and overseas.

     Newfield Exploration Company                    For information contact:
     363 N. Sam Houston Parkway East, Ste. 2020      Steve Campbell
     Houston, TX 77060                               (281) 847-6081
     http://www.newfld.com                           sccampbell@newfld.com

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                          NEWFIELD EXPLORATION COMPANY



Date: May 17, 2001                  By:  /s/    TERRY W. RATHERT
                                    --------------------------------
                                     Terry W. Rathert
                                     Vice President and Chief Financial Officer
                                     (Authorized Officer and Principal
                                      Financial Officer)